Exhibit 99.906 CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Daniel Cahill, President of Constitution Capital Access Fund, LLC, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Daniel M. Cahill
Daniel M. Cahill
President and Principal Executive Officer
December 5, 2025

I, Jeff Minerva, Treasurer of Constitution Capital Access Fund, LLC, certify that to my knowledge:

1.	The Form N-CSR of the registrant for the period ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Jeff Minerva
Jeff Minerva
Treasurer and Principal Financial Officer
December 5, 2025

These certifications are being furnished to the Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Commission.